Exhibit 99.1

JDSU ANNOUNCES PROPOSED $575 MILLION OF SENIOR CONVERTIBLE NOTES
AND COMMON STOCK REPURCHASE

MILPITAS, Calif., August 15, 2013 — JDSU (NASDAQ: JDSU and TSX: JDU) (“JDSU”) today announced that it plans to offer, subject to market and other conditions, up to $575 million principal amount of its Senior Convertible Debentures due 2033 (the “notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. JDSU expects to grant the initial purchasers a 30-day option to purchase up to an additional $75 million principal amount of additional notes, exercisable for 30 days after the pricing date of the notes offering.

The interest rate, initial conversion rate and other terms of the notes will be determined by negotiations between JDSU and the initial purchasers of the notes.  In certain circumstances and during certain periods, the notes may be converted at the option of holders into cash up to their principal amount, and into shares of JDSU common stock, cash or a combination thereof at JDSU’s election for the conversion value above the principal amount, if any.

JDSU plans to use up to $100 million of the net proceeds from the offering of the notes to repurchase shares of its outstanding common stock in privately negotiated, transactions, which may be effected through one or more of the initial purchasers of the notes or their respective affiliates, concurrently with the consummation of the offering.  The remaining net proceeds will be used for general corporate purposes including potential strategic transactions.

Contingent and effective upon the closing of the offer and sale of the notes, JDSU intends to terminate its existing $250 million revolving credit facility, which currently has no amounts outstanding.

The notes and any JDSU common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or under any state securities law, and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements may include, without limitation, statements regarding: (i) the ability to complete the offering, (ii) the use of proceeds described above, including JDSU’s intent to repurchase shares of JDSU common stock on terms advantageous to JDSU, and (iii) the intent to terminate JDSU’s existing credit facility. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, the following: (i) general market conditions, including market factors affecting the price of bonds and equity securities,

(ii) the amount of cash generated from the business, (iii) the level of demand for and price of shares of JDSU common stock available for the share repurchase (iv) prevailing interest rates and (v) the existence of alternative uses for JDSU’s cash.

For more information on these and other risks affecting JDSU’s business, please refer to the “Risk Factors” section included in Part I, Item 1A of JDSU’s Current Report on Form 8-K dated December 14, 2012 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and JDSU does not assume any obligation to update such statements.

Contacts

Investors:	Cherryl Valenzuela 408-546-4521 or cherryl.valenzuela@jdsu.com
Press:	Jim Monroe 240-404-1922 or jim.monroe@jdsu.com